EXHIBIT 99.1

Phoenix Footwear Group, Inc.

PHOENIX FOOTWEAR ANNOUNCES FINAL PHASE OF ITS

REVITALIZATION PLAN AND PROVIDES 2008 OUTLOOK

•	Phoenix divests its Altama Military Footwear Division

•	Bank debt expected to be largely extinguished by the end of 2008

•	Phoenix expects to generate sales of $95-100 million and an operating profit for fiscal 2008

Carlsbad, California, January 2, 2008 — Phoenix Footwear Group, Inc. (AMEX: PXG), announced today that it has sold its Altama military footwear division to Tactical Holdings, Inc. which is the owner of Wellco Enterprises. Tactical Holdings is a portfolio company of Golden Gate Capital, a San Francisco-based private equity investment firm. Concurrent with the closing, Phoenix Footwear also entered into a short-term transition services agreement with Tactical Holdings.

Under the terms of the transaction, Phoenix is to receive approximately $15 million in total consideration under the stock purchase and transition services agreements, including $14.25 million on or before February 28, 2008. At the time of payment, $3 million will be placed into an escrow account to secure Phoenix Footwear’s indemnification obligations. The net proceeds will be applied to the reduction of Phoenix Footwear’s bank debt.

Commenting on the transaction, James Riedman, Phoenix Footwear’s Chairman, said, “The sale of Altama is an important part of continued improvements to our capital base. In addition to the direct cash it raises, it is expected to offset all of the capital taxes which arose from our gain earlier in the year with our Royal Robbins divestiture. The net effect of the sale and tax benefits should be to largely extinguish our debt by the end of fiscal 2008 in the absence of any extraordinary events. We believe this step enhances our prospects and allows us to concentrate on generating shareholder returns with our remaining brands.”

Phoenix Footwear acquired Altama Delta Corporation on July 19, 2004 for approximately $35.3 million, as adjusted for a settlement previously reached with the former owner of the company.

Cathy Taylor, Chief Executive Officer of Phoenix Footwear Group, Inc., said, “Altama’s divestiture completes the planned restructuring of our portfolio of businesses. This transaction is part of our overall strategic plan to develop a core group of brands representing key channels of distribution, price points and gender in the footwear and accessories categories. We believe that H.S. Trask and Tommy Bahama represent tremendous growth opportunities in the better, lifestyle brand category while Softwalk and Trotters give us solid businesses in the moderate women’s footwear category. Chambers continues to be a solid contributor with continuing growth in our Wal-Mart business and is being actively developed to support our in-house footwear brands along with the new Lee licensing opportunity in the moderate channels of distribution.”

“We are clearly gaining momentum in our remaining core businesses. Based on this and our other operational and organizational initiatives I am encouraged with the outlook for fiscal year 2008 and expect us to be profitable for the full year.”

Financial Outlook

Phoenix Footwear will report an operating loss for the fourth quarter ended December 29, 2007. For fiscal year 2008, Phoenix Footwear expects to generate sales in the range of $95 million to $100 million and income from operations in the range of $2.0 million to $2.5 million.

The preceding statements are based on current information and expectations, and actual results may differ materially. Phoenix Footwear can give no assurances that such expectations will prove correct. These statements do not include the potential impact of any future mergers, acquisitions or other business combinations that may be completed. Phoenix Footwear makes these statements as of today and undertakes no obligation to update this information based on actual results during the period or changes in assumptions or estimates or other changes in the period. While it is currently expected that these business outlook statements will not be updated prior to the release of Phoenix Footwear’s fiscal 2008 earnings announcement, Phoenix Footwear reserves the right to update the outlook for any reason during the year, including the occurrence of material events.

Conference Call Information

Phoenix Footwear will host a conference call to discuss the sale of Altama and other business developments on Thursday, January 3, at 4:30 p.m. Eastern Time. To participate in the conference call, investors should dial 800-762-8795 ten minutes prior to the scheduled start time. International callers should dial 480-629-9041. If you are unable to participate in the live call, a replay will be available beginning Thursday, January 3, at 6:30 p.m. Eastern Time, through Thursday, January 10, at midnight Eastern Time. To access the replay, dial 800-406-7325 (passcode: 3827399). International callers should dial 303-590-3030 and use the same passcode. The call will also be broadcast live over the Internet and can be accessed on the Investor section of Phoenix Footwear’s website at www.phoenixfootwear.com. For those unable to participate during the live broadcast, the webcast will be archived.

About Phoenix Footwear Group, Inc.

Phoenix Footwear Group, Inc., headquartered in Carlsbad, California, designs, develops and markets a diversified selection of men’s and women’s dress and casual footwear, belts, and other accessories. Phoenix Footwear’s brands and licenses include Tommy Bahama Footwear®, Trotters®, SoftWalk®, H.S. Trask®, Chambers Belts® and Wranglers. Emphasizing quality, fit and traditional and authentic designs, these brands are primarily sold through department stores, specialty retailers, mass merchants and catalogs. Phoenix Footwear Group, Inc. is traded on the American Stock Exchange under the symbol PXG.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. These forward-looking statements include, but are not limited to, statement regarding the future payment from Tactical Holdings of the purchase price for Altama, the application of the Altama purchase price proceeds, the expected tax benefit from the Altama transaction, the future growth and performance of individual brands Phoenix Footwear’s expected financial performance, including its preliminary financial results for fiscal 2007 (including the fourth quarter) and outlook for fiscal 2008 and/or statements preceded by, followed by or that include the words “believes,” “could,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “projects,” “seeks,” “exploring, “ or similar expressions. Investors are cautioned that all forward- looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Many of these risks and uncertainties are discussed in Phoenix Footwear’s Annual Report on Form 10-K for the fiscal year ended December 30, 2006 filed with the Securities and Exchange Commission (the “SEC”), and in any subsequent reports filed with the SEC, all of which are available at the SEC’s website at www.sec.gov. These include without limitation: risks related to the Company’s ability to attract and retain new senior management personnel; Phoenix Footwear’s ability to obtain a replacement bank facility or waivers and amendments to its defaulted secured credit arrangement and the attendant risk of increased costs or stockholder dilution from refinancing the defaulted debt or foreclosure on the Company’s assets if a waiver/amendment is not obtained or the debt is not refinanced; the risk that Phoenix Footwear. will not be able to continue as a going concern; the risk that Phoenix Footwear will not enter into a definitive license agreement with LEE® brands; the concentration of Phoenix Footwear’s sales to a relatively small group of customers; changing consumer preferences and fashion trends; competition from other companies in Phoenix Footwear’s markets; the potential financial instability of Phoenix Footwear’s customers; Phoenix Footwear’s ability to protect its intellectual property rights; the risk of losing third party trademark licenses; Phoenix Footwear’s ability to manage inventory levels; fluctuations in its financial results as a result of the seasonality in its business; the risks of doing business in international markets; Phoenix Footwear’s reliance on independent manufacturers; disruptions in Phoenix Footwear’s manufacturing system; the loss of one or more senior executives; fluctuations in the price, availability and quality of raw materials; a decline in general economic conditions; and, the possibility of impairment charges resulting from future adjustments to the value of goodwill recorded in connection with past or future acquisitions. Although Phoenix Footwear believes that the assumptions underlying the forward- looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward- looking statements included herein, the inclusion of such information should not be regarded as a representation by Phoenix Footwear or any other person that the objectives and plans of Phoenix Footwear will be achieved. All forward-looking statements included in this press release are based on Phoenix Footwear’s current expectations and projections about future events, based on information available at the time of the release, and Phoenix Footwear assumes no obligation to update any forward-looking statements.

Contacts:

Scott Sporrer	Andrew Greenebaum / Lena Adams
Interim Chief Financial Officer	ICR, Inc.
Phoenix Footwear Group, Inc.	(310) 954-1100
(760) 602-9688	agreenebaum@icrinc.com or ladams@icrinc.com

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